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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                                October 18, 2001


                         Atlantic City Electric Company

              Exact Name of Registrant as Specified in its Charter


         New Jersey                    1-3559                    21-0398280


(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)


800 King Street, P.O. Box 231, Wilmington, Delaware                     19899

(Address of Principal Executive Offices)                              (Zip Code)

                                 (302) 429-3018

              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.     Other Information

As previously disclosed in Note 11 to the Consolidated Financial Statements included in Item 8 of Part II of Atlantic City Electric Company's 2000 Annual Report on Form 10-K, Atlantic City Electric Company, a wholly owned subsidiary of Conectiv (ACE), previously entered into agreements to sell certain electric generating plants.

Pursuant to agreements with PSEG Nuclear LLC (as assignee of PSEG Power LLC) and Exelon Generation Company, LLC (as assignee of PECO Energy Company) for the sale of ownership interests in nuclear electric generating plants, ACE sold its 7.51% interest (representing 164 megawatts of capacity) in Peach Bottom, its 7.41% interest (representing 167 megawatts of capacity) in Salem and its 5.00% interest (representing 52 megawatts of capacity) in Hope Creek on October 18, 2001 for approximately $11.3 million. Also, ACE received proceeds for the net book value of nuclear fuel on hand and used such proceeds to repay in part the related lease obligation. In accordance with the agreements, ACE transferred its decommissioning trust funds and related obligation for decommissioning the nuclear plants to the purchasers.

As previously disclosed in Note 4 to the Consolidated Financial Statements included in Item 1 of Part I of ACE's Quarterly Report on Form 10-Q for the period ended June 30, 2001, the New Jersey Board of Public Utilities (NJBPU) issued a Final Decision and Order to ACE, dated March 30, 2001, concerning restructuring ACE's electricity supply business, including among other things, stranded cost recovery and securitization. Following the issuance of the NJBPU Final Decision and Order, ACE filed a petition with the NJBPU on June 25, 2001, seeking the authority to issue up to $2 billion in transition bonds to fund the securitization of stranded costs, including the restructuring of purchased power contracts with non-utility generators.

As previously reported, NJBPU issued an Order, dated July 21, 2000, approving the sale of ACE's ownership interests in the Peach Bottom, Salem and Hope Creek nuclear electric generating plants. The NJBPU, in its July 21, 2000 Order, stated that it would reserve its decision regarding the amount, if any, of ACE's stranded costs eligible for securitization until after ACE's sale of its baseload fossil fuel-fired assets had been evaluated and considered by the NJBPU.

NJBPU issued a separate Decision and Order, dated September 17, 2001, addressing the issue of eligible stranded costs associated with the nuclear assets. The NJBPU determined the amount of such stranded costs eligible for recovery by ACE to be approximately $297.9 million, after income taxes, as of December 31, 1999, subject to further adjustments at the time of closing and subsequent verification to reflect actual data at the time of closing. NJBPU also found that ACE shall have the opportunity to recover the eligible stranded costs through its market transition charge, in a time frame and manner to be determined by NJBPU.

Conectiv issued a press release on October 18, 2001 relating to ACE's sale of its ownership interests in the Peach Bottom, Salem and Hope Creek nuclear electric generating plants, a copy of which is attached hereto as an exhibit and incorporated by reference in its entirety herein.
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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)         Not applicable.

(b)         Not applicable.

(c)         Exhibits

            Exhibit 99-A Press Release dated October 18, 2001 in connection with sales of nuclear interests by Atlantic City Electric Company
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ATLANTIC CITY ELECTRIC COMPANY


                                   By: /s/ Philip S. Reese
                                   ------------------------------
                                   Philip S. Reese
                                   Vice President and Treasurer




Date: October 18, 2001
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                                  Exhibit Index

Exhibit No.

   99-A Press Release dated October 18, 2001 in connection with sales of nuclear interests by Atlantic City Electric Company